UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 27, 2004

TRESTLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Technology, Suite 105 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 673-1907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. - UNREGISTERED SALES OF EQUITY SECURITIES.
On December 27, 2004, the Company issued a press release announcing that it has closed the first tranche of its private placement to institutional and accredited investors. The placement amount is authorized up to $3.5 million. The placement is a unit offering, with each unit consisting of one share of the Company’s common stock and a warrant to purchase 0.75 shares of common stock. The units are priced at $1.75 and each warrant is exercisable for whole shares only at $1.75 per share. The Company intends to use proceeds of the offering for working capital, including in connection with its previously announced services business and its proposed acquisition of Interscope Technologies. The Company has completed the sale of 1,142,858 units resulting in gross proceeds of $2.0 million to the Company. The units sold by the Company have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an available exemption from registration. The Company has agreed to file a resale registration statement for purpose of registering for resale the shares of common stock forming the units, including the common stock underlying the warrants, not later than January 31, 2005. A copy of the press release, purchase agreement, and warrant agreement are attached to this Form 8-K as Exhibit 99.1, 99.2 and 99.3 and are incorporated herein by reference.

Item 9.01. - FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

99.1	Press release dated December 27, 2004.
99.2	Purchase agreement.
99.3	Warrant agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.

Date: December 27, 2004	By:	/s/ BARRY HALL
_______________________ Barry Hall
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated as of December 27, 2004.
99.2	Purchase agreement.
99.3	Warrant agreement.

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